SELLERS & ASSOCIATES, P.C.
                        5230 South 500 West
                          Ogden, Utah 84405
                 Phone 801-476-0270   Fax 801-475-6811



                      CONSENT OF INDEPENDENT ACCOUNTANTS

March 20, 2002

Atlantic Syndication Network, Inc.
6125 West Edna Avenue
Las Vegas, Nevada

Gentlemen:

We hereby consent to the use of our audit report dated May 11, 2001 of Atlantic Syndication Network, Inc. for the year ended February 28, 2001 in the Form S-8 of Atlantic Syndication Network, Inc. dated May 11, 2001.

/s/ Sellers & Associates, P.C.
Sellers & Associates, P.C.
Ogden, Utah